Exhibit 4.11

                                SECOND AMENDMENT
                                ----------------
                                     TO THE
                                     ------
                   SENA 401(k) PLAN FOR KIMBERLY UNION MEMBERS
                   -------------------------------------------
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)
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         WHEREAS, Stora Enso Notrh America Corp. ("SENA") as sponsor of the SENA
401(k) Plan for Kimberly Union Members (As Amended and Restated Effective as of January 1, 2001) (the "plan") desires to amend the plan in accordance with the powers granted to it under subsection 11.01 of the plan.

         NOW THEREFORE, the plan is amended for the following reasons and in the following respects:

         This amendment is adopted primarily to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), is intended as good faith compliance with the requirements of EGTRRA, and is to be construed in accordance with EGTRRA and the guidance issued thereunder. Except as otherwise provided herein, this amendment shall be effective as of January 1, 2002.

         1. Effective January 1, 2003, Section 3.02(a) of the plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

"Effective as of January 1, 2003, at the time of the election under Section 3.01, the Participant shall select the rate of Employee Contributions which may be any whole percentage of regular pay to a maximum of twenty-five percent (25%)."

         2. The plan is hereby amended by inserting a new Section 8.09 entitled "Benefit Claims." The new Section 8.09 shall read as follows:

"Section 8.09.    Benefit Claims Procedure.
 -----------------------------------------

(a) For all claims other than disability claims filed on or after January 1, 2002:

     (1) Filing of Claims: A claim for benefits other than for disability benefits shall be made by filing a written request with the Board on a form provided by the Board, which shall be delivered to the Board and accompanied by such substantiation of the claim as the Board considers necessary and reasonable for the type of claim being filed. If the claims procedure form made available by the Board does not contain information on where to file the claim, the claim may be submitted to SENA's benefits department at the site where the claimant is employed.

     (2) Denial of Claims: If a claim is denied in whole or in part, the claimant shall receive a written or electronic notice explaining the denial of the claim within ninety (90) days after the Board's receipt of the claim. If the Board determines that for reasons beyond its control, a ninety (90) day extension of time is necessary to process the claim, the claimant shall be notified in writing of the extension and reason for the extension within ninety (90) days after the Board's receipt of the claim. The written extension notification shall also indicate the date by which the Board expects to render a final decision. A notice of denial of claim shall contain the following:

               (A)  the specific reason or reasons for the denial;

               (B) reference to the specific Plan provisions on which the denial is based;

               (C) a description of any additional materials or information necessary for such claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (D) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under
                    Section 502(a) of ERISA following an adverse benefit determination on review.

     (3) Request for Review of Denied Claims: A claimant may file a written request for a review of the denial of a claim within sixty (60) days after receiving written notice of the denial. The claimant may submit written comments, documents, records and other relevant information in support of the claim. A claimant shall be provided, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. A document, record, or other information shall be considered relevant if it:

               (A)  was relied upon in denying the claim;

               (B) submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon;

               (C)  demonstrates compliance with the claims procedures process;
                    or

               (D) constitutes a statement of Plan policy or guidance concerning the denied benefit, regardless of whether it was relied upon.

     (4) Review Procedures: In reviewing a denied claim, the reviewer shall take into consideration all comments, documents, records, and other information submitted by the claimant in support of the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

     (5) Decisions on Reviewed Claims: The Board will notify the claimant in writing of its decision on the appeal. Such notification will be in writing in a form designed to be understood by the claimant. If the claim is denied in whole or in part on appeal, the notification will also contain:

               (A)  the specific reason or reasons for the denial;

               (B) reference to the specific Plan provisions on which the determination is based;

               (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. A document, record, or other information shall be considered relevant if it:

                    (i)  was relied upon in denying the claim;

                    (ii) submitted, considered or generated in the course of
                         processing the claim, regardless of whether it was relied upon;

                    (iii) demonstrates compliance with the claims procedures
                         process; or

                    (iv) constitutes a statement of Plan policy or guidance
                         concerning the denied benefit, regardless of whether it was relied upon; and

                    (v) a statement that the claimant has a right to bring an action under Section 502(a) of ERISA.

               Such notification will be given by the Board within sixty (60) days after the complete appeal is received by the Board (or within one hundred twenty (120) days if the Board determines special circumstances require an extension of time for considering the appeal, and if written notice of such extension and circumstances is given to the claimant within the initial sixty (60) day period). Such written extension notice shall also indicate the date by which the Board expects to render a decision.

     (6)  Compliance With Regulations: Notwithstanding anything in this Section
          8.09 to the contrary, the Board shall make all determinations regarding claims for benefits other than for disability benefits of Participants filed on or after January 1, 2002 in accordance with
          Section 2560.503-1 of the Department of Labor Regulations.

(b)  For disability claims filed on or after January 1, 2002:

     (1) Filing of Claims: A claim for disability benefits shall be made by filing a written request with the Board on a form provided by the Board, which shall be delivered to the Board and accompanied by such substantiation of the claim as the Board considers necessary and reasonable for the type of claim being filed. If the claims form made available by the Board does not contain information on where to file the claim, the claim may be submitted to SENA's benefits department at the site where the claimant is employed.

     (2) Denial of Claims: If a claim is denied in whole or in part, the claimant shall receive a written or electronic notice explaining the denial of the claim within forty-five (45) days after the Board's receipt of the claim. If the Board determines that for reasons beyond its control, a thirty (30) day extension of time is necessary to process the claim, the claimant shall be notified in writing of the extension, the reason for the extension, and the date by which the Board expects to render its decision within forty-five (45) days after the Board's receipt of the claim. If the Board determines that, for reasons beyond its control, a decision on the claim cannot be rendered within the thirty (30) day extension period, it may extend the period for rendering a decision an additional thirty (30) days, provided the Board notifies the claimant in writing of the second thirty (30) day extension, the reason for the extension, and the date by which the Board expects to render its decision within the first thirty (30) day extension period. A notice of denial of the claim will contain the following:

               (A)  the specific reason or reasons for the denial;

               (B) reference to the specific Plan provisions on which the denial is based;

               (C) a description of any additional materials or information necessary for such claimant to perfect the claim and an explanation of why such material or information is necessary;

               (D) a description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under
                    Section 502(c) of ERISA following an adverse benefit determination on review;

               (E) if an internal rule, guideline or protocol or other similar criterion was relied upon in denying the claim, either the specific rule, guideline, protocol, or other similar criterion or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in denying the claim and that a copy of the relied upon authority will be provided free of charge to the claimant upon request; and

               (F) if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

     (3) Request for Review of Denied Claims: A claimant may file a written request for a review of the denial of a claim within one-hundred eighty (180) days after receiving written notice of the denial. The claimant may submit written comments, documents, records and other relevant information in support of the claim. A claimant shall be provided, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. A document, record, or other information shall be considered relevant if it:

               (A)  was relied upon in denying the claim;

               (B) submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon;

               (C)  demonstrates compliance with the claims procedures process;
                    or

               (D) constitutes a statement of Plan policy or guidance concerning the denied benefit.

     (4) Review Procedures: In reviewing a denied claim, the reviewer shall take into consideration all comments, documents, records, and other information submitted by the claimant in support of the claim, without regard to whether such information was submitted or considered in the initial benefit determination. In addition, the review procedure:

               (A) shall be conducted by an appropriate reviewer who is neither the individual who initially denied the claim, nor a subordinate of such individual;

               (B) shall not give any deference to the initial adverse determination;

               (C) if the initial denial was based in whole or in part on a medical judgment, the reviewer shall consult with an appropriate health care professional who has appropriate training and experience in the medical field involved and who is neither an individual consulted in connection with the initial claim denial nor a subordinate of such individual; and

               (D) shall provide for the identification of the medical or vocational experts who were consulted in connection with the initial adverse determination.

     (5) Decisions on Reviewed Claims: The Board will notify the claimant in writing of the reviewer's decision on the appeal. Such notification will be in writing in a form designed to be understood by the claimant. If the claim is denied in whole or in part on appeal, the notification will also contain:

               (A)  the specific reason or reasons for the denial;

               (B) reference to the specific Plan provisions on which the determination is based;

               (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. A document, record, or other information shall be considered relevant if it:

                    (i)  was relied upon in denying the claim;

                    (ii) submitted, considered or generated in the course of
                         processing the claim, regardless of whether it was relied upon;

                    (iii) demonstrates compliance with the claims procedures
                         process; or

                    (iv) constitutes a statement of Plan policy or guidance
                         concerning the denied benefit;

               (D) if an internal rule, guideline or protocol or other similar criterion was relied upon in denying the claim, either the specific rule, guideline, protocol, or other similar criterion or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in denying the claim;

               (E) if the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances,

               (F) or a statement that such explanation will be provided free of charge upon request;

               (G) a statement describing the claimant's right to bring a civil action under Section 502(c) of ERISA; and the following statement:

                    "You and your plan may have other voluntary dispute alternative resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

          Such notification will be given by the Board within forty-five (45) days after the complete appeal is received by the Board (or within seventy-five (75) days if the reviewer determines special circumstances require an extension of time for considering the appeal, and if written notice of such extension and circumstances is given to the claimant within the initial forty-five (45) day period). Such written extension notice shall also indicate the date by which the reviewer expects to render a decision.

     (6)  Compliance With Regulations: Notwithstanding anything in this Section
          8.09 to the contrary, the Board shall make all determinations regarding claims for disability benefits of Participants filed on or after January 1, 2002 in accordance with Section 2560.503-1 of the Department of Labor Regulations."

          3. Section 3.02(e) of the plan is hereby amended by adding a new subsection (ix) which reads as follows:

     "(ix)Effective January 1, 2002, all Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of,
          Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as
          applicable, by reason of the making of such catch-up contributions."

          4. Effective January 1, 2003, Section 7.02(e) of the plan is hereby amended by deleting the last sentence thereof and replacing it with the following:

     "This subsection shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code which are contained in Section 7.09 of this Plan."

          5. Effective January 1, 2003, Section 7.09 is hereby added to the plan to read as follows:

"Section 7.09.    Minimum Distribution Requirements.
 --------------------------------------------------

(a)  General Rules.

     (i) Effective Date: The provisions of this section apply for purposes of determining minimum required distributions for calendar years beginning with the 2003 calendar year.

    (ii) Precedence: The requirements of this section will take precedence over any inconsistent provisions of the Plan.

   (iii) Requirements of Treasury Regulations Incorporated: All distributions required under this section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

    (iv) TEFRA Section 242(b)(2) Elections: Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)  Time and Manner of Distribution.

     (i) Required Beginning Date: The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

    (ii) Death of Participant Before Distributions Begin: If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

          (A) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (B) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (D) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (b)(ii), other than subsection (b)(ii)(A), will apply as if the surviving spouse were the Participant.

          For purposes of this subsection (b)(ii) and subsection (d), unless subsection (b)(ii)(D) applies, distributions are considered to begin on the Participant's required beginning date. If subsection (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection
          (b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

        (iii) Forms of Distribution: Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

     (c)  Required Minimum Distributions During Participant's Lifetime.

          (i) Amount of Required Minimum Distribution For Each Distribution Calendar Year: During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

               (A) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

               (B) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

          (ii) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death: Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

     (d)  Required Minimum Distributions After Participant's Death.

          (i)  Death On or After Date Distributions Begin.

               (A) Participant Survived by Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                    (1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                    (2) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                    (3) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

               (B) No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (ii) Death Before Date Distributions Begin.

               (A) Participant Survived by Designated Beneficiary: If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in subsection
                    (d)(i).

               (B) No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (C) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin: If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection
                    (b)(ii)(A), this subsection (d)(ii) will apply as if the surviving spouse were the Participant.

(e)  Definitions.

     (i) Designated Beneficiary: The individual who is designated as the Beneficiary under Section 1.01(a) of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

    (ii) Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b)(ii). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

   (iii) Life expectancy: Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

    (iv) Participant's account balance: The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

     (v) Required beginning date: The date specified in Section 7.02 of the Plan.

     6. Section 12.06 of the plan is hereby amended to include a new subsection 12.06(f) which reads as follows:

     "(f) Effective for distributions made after December 31, 2001. For purposes of the direct rollover provisions in this Section of the Plan, an eligible retirement plan shall also mean an annuity contract described in
Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code."

     7. Section 12.05 of the plan is hereby amended by adding the following as a new subsection (d):

"(d) Modification of Top-Heavy Rules.

This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

     (i)  Determination of top-heavy status.

          (A) Key employee: Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          (B)  Determination of present values and amounts: This subsection
               (d)(i)(B) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

               (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

               (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

     (ii) Minimum Benefits

          (A) Matching contributions: Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

          (B) Contributions under other plans: The minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met)."

          8. Section 5.04 of the plan is hereby amended to add the following paragraphs to the end:

         "Effective for limitation years beginning after December 31, 2001, and except to the extent permitted under Section 3.02(e)(ix) of the Plan and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

               (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

               (b) 100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition."

          9. Sections 3.02(e)(viii) and 5.02(h)(vi) are hereby amended to add the following sentence to the end of both sections:

"However, for the plan years beginning after December 31, 2001, the multiple use test described in Treasury Regulation 1.401(m)-2 and this Section of the Plan shall not apply."

         10. Effective January 1, 2003, Section 7.10 is hereby added to the plan to read as follows:

         "Section 7.10. Distribution Upon Severance From Employment. Effective for distributions upon severances from employment occurring after January 1, 2003, a Participant's elective deferrals, qualified non-elective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. A severance from employment occurs when a Participant ceases to be employed by the Employer, as a result of a liquidation, merger, consolidation; or other similar corporate transaction; and where the Participant continues on the same job for a different employer. However, if there is a transfer of Plan assets and liabilities relating to any portion of the Participant's benefit under this Plan to a plan being maintained or created by the Participant's new employer (other than by rollover or voluntary transfer), then the Participant will not have incurred a severance from employment. Notwithstanding anything here to the contrary, distributions under this subsection 7.10 shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

IN WITNESS WHEREOF, SENA has caused this Second Amendment to the Plan to be executed on its behalf by its duly authorized officers on this 17th day of December, 2002.


                                                 STORA ENSO NORTH AMERICA CORP.


                                                 By: /s/ Gary A. Parafinczuk
                                                     ---------------------------
                                                      Gary A. Parafinczuk
                                                 Its: SVP Human Resources

ATTEST:


By: /s/ Carl H. Wartman
    ---------------------------
     Carl H. Wartman
Its: Secretary & General Counsel

                           *                *               *